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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                    ______________


                                       FORM 8-K


                                    CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15(d) of the
                           SECURITIES EXCHANGE ACT OF 1934




          Date of Report (Date of earliest event reported): June 30, 1995



                             DENTSPLY International Inc.
                (Exact name of registrant as specified in its charter)



                     Delaware             0-16211           39-1434669
          (State or other jurisdiction  (Commission        (IRS Employer
                of incorporation)       File Number)    Identification No.)



                  570 West College Avenue, York, PA         17405-0872
               (Address of principal executive offices)     (Zip code)



          Registrant's telephone number, including area code: 717-845-7511








                                 Page 1 of 26 pages.
                               Exhibit Index on page 5.
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          Item 2.   Acquisition or Disposition of Assets.

                    On June 30, 1995, DENTSPLY International Inc., a Delaware corporation (the "Company"), through Dentsply Ltd., a corporation registered in the British Cayman Islands and a wholly owned subsidiary of the Company ("Purchaser"), consummated the acquisition (the "Purchase") of approximately 96% of the outstanding shares of capital stock (the "Shares") of Maillefer Instruments S.A., a corporation organized under the laws of Switzerland ("Maillefer"), pursuant to a Sales-Purchase Agreement dated May 30, 1995 (the "Agreement") between certain stockholders of Maillefer (the "Sellers"), Purchaser, and the Company as guarantor. The purchase price was SFr. 11,000 cash per Share (the "Purchase Price"), with the aggregate Purchase Price for all Shares acquired in the Purchase being approximately $66,000,000, subject to adjustment as described below.

                    Pursuant to the Agreement, 7.5% of the aggregate Purchase Price (approximately $4,950,000) has been placed in escrow (the "Escrow Fund") to be subject to claims by Purchaser for a reduction of the aggregate Purchase Price based upon breaches of the representations and warranties of the Sellers under the Agreement, including a representation as to the total adjusted stockholders' equity of the Company at December 31, 1994. Any claim for a reduction of the aggregate Purchase Price must be in an amount in excess of SFr. 200,000. If no claim is asserted prior to the 90th day after the first anniversary of the Purchase, all but SFr. 2,000,000 of the Escrow Fund will be released to the Sellers; the remainder of the Escrow Fund (if any) will be released to the Sellers 90 days after the fifth anniversary of the Purchase. The balance remaining at any time in the Escrow Fund will be Purchaser's sole recourse for claims made under the Agreement.

                    The funds used by Purchaser to pay the aggregate Purchase Price were obtained from (i) a new $60.0 million term loan which has the same maturity date, interest rate structure and covenants as the Company's existing $175.0 million Bank Revolving Loan Facility, (ii) short-term bank borrowings made by a bank in the ordinary course of business and (iii) cash on hand. The identities of the banks from which the borrowings referred to in clauses (i) and (ii) of the preceding sentence were made have been omitted in accordance with Section 13(d)(1)(B) of the Securities Exchange Act of 1934, as amended, and Item 2(a) of Form 8-K, and have been filed separately with the Securities and Exchange Commission.







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          Item 7.   Financial Statements, Pro Forma Financial Information
                    and Exhibits.

                    (a) Financial Statements of Businesses Acquired. It is impracticable for the Company to provide the financial statements of Maillefer required by this Item 7(a) at the time of filing of this report on Form 8-K, and none of such financial statements are available at such time. Accordingly, in accordance with Item 7(a)(4) of Form 8-K, the Company will file the required financial statements of Maillefer in an amendment to this report on Form 8-K as soon as is practicable, but not later than 60 days after July 17, 1995.

                    (b)  Pro Forma Financial Information.  It is
          impracticable for the Company to provide the pro forma financial information relative to Maillefer required by this Item 7(b) at the time of filing of this report on Form 8-K, and none of such pro forma financial information is available at such time. Accordingly, in accordance with Item 7(b)(2) of Form 8-K, the Company will file the required pro forma financial information relative to Maillefer in an amendment to this report on Form 8-K as soon as is practicable, but not later than 60 days after July 17, 1995.

                    (c)  Exhibits.

                    Exhibit No.              Description
                    -----------              -----------

                        2.1 Sales-Purchase Agreement, dated May 30, 1995, between certain stockholders of Maillefer Instruments S.A., Dentsply Ltd., and DENTSPLY International Inc. as guarantor.



















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                                      SIGNATURE

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        DENTSPLY International Inc.


          Date:  July 17, 1995          By:  /s/ J. Patrick Clark
                                             -----------------------------
                                             J. Patrick Clark
                                             Vice President, Secretary and
                                             General Counsel






































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                                    EXHIBIT INDEX

                                                                 Sequential
          Exhibit No.              Description                    Page No.
          -----------              -----------                   ----------

              2.1        Sales-Purchase Agreement, dated              6
                         May 30, 1995, between certain
                         stockholders of Maillefer
                         Instruments S.A., Dentsply Ltd.,
                         and DENTSPLY International Inc. as
                         guarantor.









































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